Exhibit 99.1
MedQuist Announces Entry Into Settlement Term Sheet Resolving South Broward Litigation
MedQuist Inc. (Pink Sheets: MEDQ.PK). On March 10, 2008, the company executed a settlement term sheet with the individual named plaintiffs and certain other putative class members represented by plaintiffs’ counsel in the South Broward customer class action. As previously announced, on September 9, 2004, a putative class action was filed against the company and certain present and former officers in the U.S. District Court for the Central District of California entitled South Broward Hospital District, d/b/a Memorial Regional Hospital, et al. v. MedQuist Inc. et al., Case No. CV-04-7520-TJH-VBKx). In the complaint, plaintiffs alleged that the Company overcharged certain non-federal governmental hospitals and medical centers for transcription services. Plaintiffs twice amended the complaint adding and dropping named plaintiffs. On March 30, 2005, the action was transferred to the U.S. District Court District for the District of New Jersey and assigned Case No. 05-CV-2206-JBS-AMD. Plaintiffs filed a Third Amended Complaint on January 4, 2006. Under the settlement term sheet, the Company will pay $7,537,001.83 to resolve all claims by the individual named plaintiffs and certain other putative class members represented by plaintiffs’ counsel but not named in the action. The settling parties will release the company and all individual defendants from any and all claims and dismiss the action in its entirety with prejudice. The settlement is subject to formal documentation by the parties. Because the parties are not settling on a class-wide basis, no class will be certified, and thus there is no requirement to give notice. Neither the company, nor any of the individual defendants, has admitted or will admit to liability or any wrongdoing in connection with the proposed settlement.
About MedQuist:
MedQuist is a leading provider of clinical documentation workflow solutions in support of the electronic health record. MedQuist provides electronic medical transcription, health information and document management products and services, including digital dictation, speech recognition, Web-based transcription, electronic signature, mobile dictation devices, and outsourcing services.
Disclosure Regarding Forward-Looking Statements:
Some of the statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the company’s current expectations, estimates and projections regarding the company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this press release include, without limitation, statements about proposed settlement and the dismissal of the case. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the risk that the settlement agreement is not consummated, the risk that the case is not dismissed with prejudice, and the risk of possible future claims against the company. For a discussion of these risks, uncertainties and assumptions, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of the company’s Annual Report on Form 10-K for the year ended December 31, 2006, entitled “Risk Factors” and discussions of potential risks and uncertainties in the MedQuist’s subsequent filings with the Securities and Exchange Commission.
SOURCE MedQuist Inc.
03/14/2008
CONTACT: Kathleen Donovan, Chief Financial Officer of MedQuist Inc.
+1-856-206-4000

Web site: http://www.medquist.com
(MEDQ)